UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018 (May 23, 2018)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

On May 23, 2018, PDC Energy, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with certain banks and other lenders, including JPMorgan Chase Bank, N.A. as administrative agent. The Restated Credit Agreement amends and restates the Company’s Third Amended and Restated Credit Agreement dated as of May 21, 2013, as amended. Among other things, the Restated Credit Agreement provides for a maximum credit amount of $2.5 billion, an initial elected commitment amount of $700 million, and an initial borrowing base of $1.3 billion. In addition, the Restated Credit Agreement extends the maturity date of the facility from May 21, 2020 to May 23, 2023, reflects improved covenant flexibility and certain reductions in interest rates applicable to borrowings under the facility, and includes a $25 million swingline facility.

The Restated Credit Agreement contains customary financial covenants, which may limit the Company’s ability to incur additional debt or pay dividends. The Restated Credit Agreement also contains customary events of default. Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Company’s indebtedness under the Restated Credit Agreement.

Certain of the banks and other lenders under the Restated Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Restated Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Fourth Amended and Restated Credit Agreement, dated as of May 23, 2018, among PDC Energy, Inc. as Borrower, each of the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent for the Lenders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018	PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

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